SEACOAST REPORTS THIRD QUARTER 2026 RESULTS
Continued Improvement Across Profitability Metrics
Robust Organic Loan Growth with Sustained Pipeline Strength
Continued Strong Capital and Liquidity Position

STUART, Fla., October 27, 2026 /BUSINESS WIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported unaudited results of operations and other financial information for the third quarter of 2026.
Third Quarter 2026 Highlights
•Net income of $59.9 million, or $0.55 per share, increased 1% from the prior quarter and 64% from the prior year quarter. Adjusted net income1 of $71.8 million, or $0.66 per share, increased 9% from the prior quarter and 59% from the prior year quarter.
•Adjusted pre-tax pre-provision earnings1 increased 5% from the prior quarter and 49% from the prior year quarter.
•Net interest income grew 2% from the prior quarter and 37% from the prior year quarter.
•The net interest margin was stable at 3.83% compared to the prior quarter and, excluding accretion on acquired loans, net interest margin expanded one basis point to 3.66%.
•13% annualized organic loan growth in the third quarter and 10% annualized growth year to date.
•Average noninterest-bearing deposits grew 4% annualized from the prior quarter and noninterest-bearing demand deposits have grown 10% annualized year to date.
•Continued share repurchases, with over 1.2 million shares of common stock repurchased year to date.
•Return on average assets was 1.11% and adjusted return on average assets1 was 1.34%, compared to 1.25% in the prior quarter.
•Return on average tangible shareholders' equity was 14.34% and adjusted return on average tangible shareholders' equity1 was 16.89%, compared to 15.79% in the prior quarter.
•Successfully completed the integration of Villages Bancorporation, Inc. (“VBI”), solidifying a long-term growth partnership.

Charles M. Shaffer, Seacoast's Chairman and CEO, said, “Seacoast celebrates its 100th anniversary this month, and I am incredibly proud of the company we have become and the momentum we are carrying forward. Our third quarter results demonstrate the earnings power of our franchise, with record earnings, strong organic loan growth, and improved operating efficiency. Importantly, we continue to operate from a position of financial strength, with a fortress balance sheet, strong capital, and substantial liquidity.

Shaffer added, “Our team remains focused on serving clients, winning new business, and realizing the benefits of the investments we have made across the organization. Our expanded footprint, experienced bankers, and deep community presence position us well to continue growing relationships and improving productivity. At the same time, our balance sheet strength and financial flexibility give us the capacity to support our customers through economic cycles, invest in our business, and pursue disciplined growth.

Shaffer concluded, “As we enter our second century, I believe Seacoast has never been better positioned. We are larger, stronger, and more capable, with an exceptional team, a strong culture, and the financial strength to capitalize on the opportunities ahead. This quarter’s results reinforce our confidence in Seacoast’s ability to continue growing, improving returns, and creating enduring value for our customers, communities, and shareholders.”

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Financial Results
Income Statement
•Net income in the third quarter of 2026 was $59.9 million, or $0.55 per diluted share, compared to $59.5 million, or $0.55 per diluted share, in the prior quarter and $36.5 million, or $0.42 per diluted share, in the prior year quarter. Adjusted net income1 for the third quarter of 2026 was $71.8 million, or $0.66 per diluted share, compared to $65.8 million, or $0.61 per diluted share, for the prior quarter, and $45.2 million, or $0.52 per diluted share, for the prior year quarter. For the nine months ended September 30, 2026, net income was $151.3 million and adjusted net income1 was $205.4 million, compared to $110.6 million and $121.7 million, respectively, in the prior year period.
•Net revenues were $215.0 million in the third quarter of 2026, an increase of $6.8 million, or 3%, compared to the prior quarter, and an increase of $57.7 million, or 37%, compared to the prior year quarter. Adjusted net revenues1 were $217.5 million in the third quarter of 2026, an increase of $7.5 million, or 4%, compared to the prior quarter, and an increase of $58.9 million, or 37%, compared to the prior year quarter. For the nine months ended September 30, 2026, net revenues were $587.0 million, an increase of 31% compared to the prior year period.
•Pre-tax pre-provision earnings on an adjusted basis1 were $100.3 million in the third quarter of 2026, an increase of $4.9 million, or 5%, compared to the prior quarter, and an increase of $33.1 million, or 49%, compared to the third quarter of 2025. For the nine months ended September 30, 2026, adjusted pre-tax pre-provision earnings1 were $287.4 million, compared to $181.5 million in the prior year period.
•Net interest income totaled $183.4 million in the third quarter of 2026, an increase of $3.0 million, or 2%, compared to the prior quarter, and an increase of $49.9 million, or 37%, compared to the third quarter of 2025. Interest income on loans increased $9.2 million, or 5%, compared to the prior quarter due to higher average loan balances and higher core loan yields. Accretion on acquired loans was $8.5 million in the third quarter of 2026 compared to $8.9 million in the second quarter of 2026. Securities income decreased $0.8 million, or 1%, compared to the prior quarter as improved securities portfolio yields were more than offset by lower average securities balances. Interest expense on deposits increased $4.3 million, or 7%, compared to the prior quarter due to higher average balances and higher rates.
•Net interest margin was stable at 3.83% in the third quarter of 2026 compared to the second quarter of 2026, and increased 26 basis points compared to 3.57% in the third quarter of 2025. Excluding the effects of accretion on acquired loans, net interest margin expanded one basis point to 3.66% in the third quarter of 2026 compared to 3.65% in the second quarter of 2026, and increased 34 basis points compared to 3.32% in the third quarter of 2025. Loan yields were 5.89%, an increase of one basis point from the prior quarter. Excluding accretion on acquired loans, loan yields were 5.64%, up three basis points from both the prior quarter and the prior year quarter. Securities yields increased to 4.52%, up five basis points from the prior quarter and up 60 basis points from the prior year quarter. The cost of deposits increased seven basis points to 1.60% in the third quarter of 2026 compared to 1.53% in the prior quarter, and declined 21 basis points compared to 1.81% in the third quarter of 2025. The cost of funds increased five basis points to 1.74% compared to the prior quarter, and declined 22 basis points compared to the prior year quarter.
•The Company recorded a provision for credit losses of $6.3 million in the third quarter of 2026, reflecting continued strong loan growth and net charge-offs of $5.4 million. Allowance coverage of 1.41% at September 30, 2026 was higher by three basis points compared to June 30, 2026, and included an $8.4 million measurement period adjustment, identified and recorded in the third quarter of 2026, to the reserve for an acquired VBI loan.
•Noninterest income totaled $31.6 million in the third quarter of 2026, an increase of $3.8 million, or 14%, compared to the prior quarter, and an increase of $7.8 million, or 33%, compared to the prior year quarter. Net securities activity resulted in losses of $0.5 million during the third quarter of 2026. Other changes in the third quarter of 2026 included:
•Wealth management income totaled $6.1 million, an increase of $0.1 million, or 2%, from the prior quarter and an increase of $1.5 million, or 33%, from the prior year quarter. Assets under management have grown 29% year-over-year with a compound annual growth rate of 22% over the last five years.
•Mortgage banking income totaled $4.7 million, an increase of $2.0 million, or 73%, from the prior quarter, with higher interest rates driving higher values on mortgage servicing rights, offsetting similar declines earlier in 2026. Comparisons to the prior year quarter are impacted by the October 2025 acquisition of VBI resulting in the addition of mortgage origination activity in The Villages® communities.
•Insurance agency income totaled $1.8 million, an increase of $0.5 million, or 38%, from the prior quarter and an increase of $0.4 million, or 25%, from the prior year quarter, reflecting continued growth in the business including a small agency acquisition completed in the third quarter of 2026.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Other income totaled $7.5 million, an increase of $1.4 million, or 24%, compared to the prior quarter and an increase of $1.5 million, or 24%, from the prior year quarter. Compared to the prior quarter, the third quarter of 2026 included higher swap and syndication fees, higher gains on SBA loan sales and higher unrealized gains on SBIC investments.
•Noninterest expense was $133.3 million in the third quarter of 2026, an increase of $10.2 million, or 8%, compared to the prior quarter, and an increase of $31.3 million, or 31%, compared to the prior year quarter. Merger and integration costs totaled $15.5 million, compared to $8.4 million in the prior quarter and $10.8 million in the prior year quarter. Results for the third quarter of 2026 included:
•Salaries and employee benefits totaled $63.4 million, an increase of $0.3 million, or 1%, from the prior quarter and an increase of $9.7 million, or 18%, from the prior year quarter.
•Outsourced data processing costs totaled $12.5 million, an increase of $0.2 million, or 2%, from the prior quarter and an increase of $3.1 million, or 34%, from the prior year quarter.
•Occupancy and furniture and equipment expenses totaled $12.5 million, an increase of $0.1 million, or 1%, compared to the prior quarter and an increase of $2.7 million, or 27%, from the prior year quarter.
•Legal and professional fees totaled $2.7 million, an increase of $0.2 million, or 10%, compared to the prior quarter and an increase of $1.1 million, or 63%, from the prior year quarter.
•Amortization of intangibles totaled $9.9 million, consistent with the prior quarter and an increase of $3.9 million, or 65%, from the prior year quarter.
•Other expenses totaled $9.4 million, an increase of $1.4 million, or 17%, compared to the prior quarter and an increase of $3.6 million, or 60%, from the prior year quarter.
•The efficiency ratio was 61.0% in the third quarter of 2026, compared to 58.5% in the second quarter of 2026 and 64.4% in the third quarter of 2025. The adjusted efficiency ratio1 improved to 53.9% in the third quarter of 2026, compared to 54.5% in the second quarter of 2026 and 57.6% in the prior year quarter. The Company remains keenly focused on disciplined expense control while continuing to make investments to support growth.
Balance Sheet
•At September 30, 2026, the Company had total assets of $21.2 billion and total shareholders’ equity of $2.6 billion. Book value per common share was $26.83 as of September 30, 2026, compared to $28.20 as of June 30, 2026, and $27.07 as of September 30, 2025. Tangible book value per share, treating all convertible preferred shares as common was $15.96 as of September 30, 2026, compared to $17.25 as of June 30, 2026, and $17.61 as of September 30, 2025. Higher interest rates and wider spreads led to a decline in accumulated other comprehensive income associated with investment securities and related hedging activities, contributing approximately $1.63 to the decline in tangible book value per share during the third quarter of 2026.
•Debt securities totaled $5.2 billion as of September 30, 2026, a decrease of $551.3 million compared to June 30, 2026. The Company sold $234.0 million in securities during the third quarter of 2026 to fund strong loan growth. Debt securities as of September 30, 2026 included approximately $4.6 billion in securities classified as available-for-sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $553.0 million in securities classified as held-to-maturity with a fair value of $435.3 million.
•Continued strong loan origination volume supported an increase in loan balances of $428.8 million, or 13% annualized, during the third quarter of 2026. The outlook for continued consistent growth remains strong, with commercial loan pipelines totaling $1.3 billion as of September 30, 2026.
•Total deposits were $16.6 billion as of September 30, 2026, compared to $16.8 billion as of June 30, 2026, with the decline including a $159.0 million decrease in brokered deposits and a $105.9 million decline in public funds. Outside of these two funding sources, deposits grew 1.3% annualized in all other categories.
•Noninterest-bearing demand deposits have grown at an annualized rate of 10% year to date.
•The cost of deposits increased seven basis points to 1.60% from 1.53% in the prior quarter.
•At September 30, 2026, customer transaction account balances continued to represent 48% of total deposits. The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 2% of total customer deposits.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Consumer deposits represented 47% of overall customer deposit funding with an average consumer customer balance of $26 thousand. Commercial deposits represented 53% of overall customer deposit funding with an average business customer balance of $120 thousand.
•Uninsured deposits represented 36% of overall deposit balances as of September 30, 2026. This includes public funds under the Florida Qualified Public Depository program, which provides loss protection to depositors beyond FDIC insurance limits. Excluding such balances, the uninsured and uncollateralized deposits were 32% of total deposits. The Company has liquidity sources including cash and lines of credit with the Federal Reserve and Federal Home Loan Bank and other borrowings that represented 148% of uninsured deposits, and 165% of uninsured and uncollateralized deposits.
•Federal Home Loan Bank and other borrowings averaged $862.1 million at 3.83% for the third quarter of 2026, compared to average borrowings of $915.0 million at 3.77% in the second quarter of 2026 and $637.8 million at 4.17% in the third quarter of 2025.
Asset Quality
•The ratio of criticized and classified loans to total loans was 2.90% at September 30, 2026, 2.88% at June 30, 2026, and 2.50% at September 30, 2025.
•Nonperforming loans were $73.3 million, or 0.54% of total loans, at September 30, 2026, a decrease of $13.3 million, or 15%, from $86.5 million, or 0.66% of total loans, as of June 30, 2026 and an increase of $12.7 million, or 21%, from $60.6 million, or 0.55%, of total loans, at September 30, 2025.
•Accruing past due loans were $27.4 million, or 0.20% of total loans, at September 30, 2026, compared to $20.1 million, or 0.15% of total loans, at June 30, 2026, and $20.3 million, or 0.19% of total loans, at September 30, 2025.
•Net charge-offs were $5.4 million in the third quarter of 2026, compared to $3.2 million in both the second quarter of 2026 and the third quarter of 2025. Net charge-offs for the four most recent quarters averaged 0.10% of total loans.
•The ratio of ACL to total loans was 1.41% at September 30, 2026, an increase of three basis points compared to 1.38% at June 30, 2026, and was 1.34% at September 30, 2025. The increase in coverage is the result of an $8.4 million measurement period adjustment, identified and recorded in the third quarter of 2026, to the reserve for an acquired VBI loan.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed.
•Construction and land development and commercial real estate loans remain well below regulatory guidance as of September 30, 2026 at 45% and 250% of total bank-level risk-based capital2, respectively, compared to 40% and 230%, respectively, at June 30, 2026. On a consolidated basis and as of September 30, 2026, construction and land development and commercial real estate loans represented 41% and 227%, respectively, of total consolidated risk-based capital2.
Capital and Liquidity
•The Company continues to operate with a fortress balance sheet, with a Tier 1 capital ratio at September 30, 2026 of 14.1%2 compared to 14.3% at June 30, 2026, and 14.5% at September 30, 2025. The Total capital ratio was 15.5%2, the Common Equity Tier 1 capital ratio was 11.3%2, and the Tier 1 leverage ratio was 10.5%2 at September 30, 2026. The Company is considered “well-capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Tangible equity to tangible assets3 was 8.63% at September 30, 2026, compared to 9.25% at June 30, 2026, and 9.76% at September 30, 2025, with the decline associated with the impact of higher rates on the securities portfolio recorded through accumulated other comprehensive income. If all held-to-maturity securities were also reflected at fair value, the tangible equity ratio would have been 8.22% at September 30, 2026.
•During 2026, the Company has taken opportunities to leverage its strong capital position by repurchasing over 1.2 million shares of its common stock under its share repurchase program.
•At September 30, 2026, in addition to $303.2 million in cash, the Company had $8.5 billion in available borrowing capacity, including $5.3 billion in available collateralized lines of credit, $2.8 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $348.0 million. These liquidity sources as of September 30, 2026, represented 165% of uninsured and uncollateralized deposits.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated
3The Company defines tangible assets as total assets less intangible assets and tangible equity as total shareholders' equity plus convertible preferred stock less intangible assets.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on October 28, 2026, at 10:00 a.m. (Eastern Time) to discuss the third quarter of 2026 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 5608516). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $21.2 billion in assets and $16.6 billion in deposits as of September 30, 2026. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage and insurance services to customers at 105 full-service branches across Florida and Georgia, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements or impacts to reported earnings that may be realized from cost controls, tax law changes, conversion of preferred shares into common shares, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. Forward-looking statements also include statements relating to expectations regarding net interest income, net interest margin, loan growth, deposit growth and mix, credit quality, noninterest income and expense, capital levels and liquidity. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of continued inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry, or as encountered by other financial institutions that adversely affect Seacoast, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as risks related to legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of continued changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in borrower credit risks and payment behaviors, and changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates (including with respect to our financial statements), as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies, and limit deposit, customer and employee attrition; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the timely development and acceptance of new products and services as well as risks (including reputational and litigation) attendant thereto, and perceived overall value of these products and services by users; risks associated with the development and use of artificial intelligence; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, regime change, civil unrest, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential or actual claims, damages, penalties, fines, costs, unexpected outcomes and reputational damage resulting from new, existing, pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition (including the inability to grow, or attrition of deposits, customers, and employees) from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, private credit funds, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; impairment of our goodwill or other intangible assets, risks related to, and the costs associated with, environmental, social and governance matters (“ESG”) and anti-ESG matters, including the scope and pace of related rulemaking activity and disclosure requirements and potential litigation and enforcement; legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; government actions or inactions, including a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except ratios and per share data)	3Q'26	2Q'26	1Q'26	4Q'25	3Q'25	3Q'26	3Q'25

Summary of Earnings
Net income	$59,868	$59,535	$31,895	$34,260	$36,467	$151,298	$110,618
Adjusted net income[1]	71,846	65,819	67,777	47,741	45,164	205,442	121,732
Net interest income[2]	185,354	182,150	178,154	176,244	133,906	545,658	380,058
Net interest margin[2,3]	3.83%	3.83%	3.83%	3.66%	3.57%	3.83%	3.55%
Pre-tax pre-provision earnings[1]	$83,781	$86,968	$43,519	$75,141	$55,887	$214,268	$166,713
Adjusted pre-tax pre-provision earnings[1]	100,323	95,470	91,646	93,170	67,190	287,439	181,503

Performance Ratios
Return on average assets-GAAP basis[3]	1.11%	1.13%	0.62%	0.64%	0.88%	0.96%	0.93%
Adjusted return on average assets[1,3]	1.34	1.25	1.31	0.89	1.09	1.30	1.02
Return on average tangible assets-GAAP basis[3,4]	1.33	1.35	0.81	0.83	1.04	1.17	1.09
Adjusted return on average tangible assets[1,3,4]	1.56	1.48	1.55	1.10	1.26	1.53	1.19
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.12	2.11	2.13	2.01	2.16	2.12	2.24
Return on average equity-GAAP basis[3]	8.71	8.74	4.69	4.99	6.17	7.38	6.51
Adjusted return on average equity[1,3]	10.45	9.66	9.96	6.95	7.64	10.02	7.17
Return on average tangible equity-GAAP basis[3,4]	14.34	14.44	8.51	9.05	10.70	12.44	11.23
Adjusted return on average tangible equity[1,3,4]	16.89	15.79	16.26	11.96	12.98	16.32	12.25
Efficiency ratio[5]	61.00	58.52	59.47	63.36	64.44	59.68	62.94
Adjusted efficiency ratio[1]	53.87	54.54	55.31	54.50	57.63	54.56	59.77
Noninterest income to total revenue (excluding securities gains/losses)	14.91	13.37	13.23	14.05	15.59	13.86	15.81
Tangible equity to tangible assets[4]	8.63	9.25	9.24	9.31	9.76	8.63	9.76
Tangible common equity to tangible assets[4]	6.91	7.55	7.52	7.56	9.76	6.91	9.76
Average loan-to-deposit ratio	79.89	77.89	77.58	73.60	82.99	78.47	84.12
End of period loan-to-deposit ratio	81.96	78.39	76.09	77.78	83.84	81.96	83.84

Per Share Data
Earnings per common share-diluted-GAAP basis	$0.55	$0.55	$0.29	$0.31	$0.42	$1.39	$1.28
Earnings per common share-basic-GAAP basis	0.56	0.55	0.30	0.32	0.42	1.40	1.30
Adjusted earnings per common share-diluted[1]	0.66	0.61	0.62	0.44	0.52	1.89	1.41

Book value per common share	26.83	28.20	27.83	27.70	27.07	26.83	27.07
Book value per share, treating all convertible preferred shares as common[6]	27.22	28.44	28.10	27.99	27.07	27.22	27.07
Tangible book value per common share	14.27	15.71	15.33	15.14	17.61	14.27	17.61
Tangible book value per share, treating all convertible preferred shares as common[4,6]	15.96	17.25	16.90	16.72	17.61	15.96	17.61
Cash dividends declared on common and preferred stock[7]	0.19	0.19	0.19	0.19	0.18	0.57	0.54

Other Data
Full-time equivalent employees	1,954	1,964	1,949	1,962	1,601	1,954	1,601
Number of ATMs	193	192	192	191	103	193	103
Full-service banking offices	105	105	104	104	84	105	84

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, tangible equity as total shareholders' equity plus convertible preferred stock less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.

[5]Defined as noninterest expense less provision for credit losses on unfunded commitments and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses). Prior to the fourth quarter of 2025, the Company's presentation of the efficiency ratio excluded amortization expense on intangible assets. Prior periods have been updated to align with the current presentation.

[6]Calculated treating all convertible preferred shares as common. Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder. The Company believes a calculation presenting all convertible preferred shares as common provides useful supplemental information to the presentation of common share measures, as we anticipate they will be converted to common shares in the future.

7In the fourth quarter of 2025, non-voting convertible preferred shares were issued in connection with the VBI acquisition. Those shares earn dividends pro-rata with common shares.

CONSOLIDATED STATEMENTS OF INCOME				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'26	2Q'26	1Q'26	4Q'25	3Q'25	3Q'26	3Q'25

Interest and fees on loans	$197,314	$188,161	$185,731	$187,408	$161,913	$571,206	$469,628
Interest and dividends on securities:
Taxable	58,212	59,051	56,579	53,445	35,975	173,842	97,835
Nontaxable	3,517	3,523	3,512	3,293	44	10,552	111
Interest on interest-bearing deposits and other investments	3,603	4,816	4,884	11,914	4,780	13,303	12,740
Total Interest Income	262,646	255,551	250,706	256,060	202,712	768,903	580,314

Interest on deposits	45,495	44,201	44,586	49,988	43,133	134,282	127,392
Interest on time certificates	21,650	18,663	17,583	20,914	16,341	57,896	46,434
Interest on borrowed money	12,146	12,292	12,067	10,531	9,770	36,505	27,639
Total Interest Expense	79,291	75,156	74,236	81,433	69,244	228,683	201,465

Net Interest Income	183,355	180,395	176,470	174,627	133,468	540,220	378,849
Provision for credit losses	6,297	8,997	761	29,260	8,371	16,055	22,000
Net Interest Income After Provision for Credit Losses	177,058	171,398	175,709	145,367	125,097	524,165	356,849

Noninterest income (loss):
Service charges on deposit accounts	7,088	7,045	6,912	6,472	6,194	21,045	16,914
Wealth management income	6,094	5,968	5,777	5,540	4,578	17,839	13,022
Mortgage banking income	4,739	2,744	2,166	3,108	517	9,649	1,606
Interchange income	2,258	2,093	2,067	2,483	2,008	6,418	5,710
Insurance agency income	1,847	1,336	1,790	1,191	1,481	4,973	4,390
BOLI income	2,647	2,609	2,617	2,687	3,875	7,873	9,723
Other	7,468	6,042	5,585	7,066	6,006	19,095	19,760
Total Noninterest Income Before Securities (Losses) Gains, Net	32,141	27,837	26,914	28,547	24,659	86,892	71,125
Securities (losses) gains, net	(539)	(59)	(39,528)	84	(841)	(40,126)	(606)
Total Noninterest Income (Loss)	31,602	27,778	(12,614)	28,631	23,818	46,766	70,519

Noninterest expense:
Salaries and employee benefits	63,441	63,115	62,645	62,432	53,697	189,201	157,350
Outsourced data processing costs	12,465	12,242	11,995	11,257	9,337	36,702	26,366
Occupancy	9,385	9,591	9,235	9,330	7,627	28,211	22,460
Furniture and equipment	3,150	2,803	2,821	2,935	2,233	8,774	6,486
Marketing	3,515	3,525	3,467	3,149	2,509	10,507	8,215
Legal and professional fees	2,726	2,480	3,170	2,106	1,674	8,376	6,485
FDIC assessments	3,126	2,759	3,195	2,876	2,414	9,080	6,716
Amortization of intangibles	9,934	9,960	10,098	10,374	6,005	29,992	16,445
Other real estate owned expense and net loss (gain) on sale	497	85	63	(29)	(346)	645	(97)
Provision for credit losses on unfunded commitments	150	150	150	812	150	450	450
Merger and integration costs	15,506	8,358	8,536	18,142	10,808	32,400	14,281
Other	9,430	8,042	6,796	7,162	5,879	24,268	19,157
Total Noninterest Expense	133,325	123,110	122,171	130,546	101,987	378,606	284,314

Income Before Income Taxes	75,335	76,066	40,924	43,452	46,928	192,325	143,054
Provision for income tax expense	15,467	16,531	9,029	9,192	10,461	41,027	32,436

Net Income	59,868	59,535	31,895	34,260	36,467	151,298	110,618
Preferred dividends	2,138	2,138	2,138	2,138	—	6,414	—

Net Income Available to Common Shareholders	$57,730	$57,397	$29,757	$32,122	$36,467	$144,884	$110,618

Share Data
Net income per share of common stock
Diluted	$0.55	$0.55	$0.29	$0.31	$0.42	$1.39	$1.28
Diluted, treating all convertible preferred shares as common[1]	0.55	0.55	0.29	0.31	0.42	1.39	1.28
Basic	$0.56	$0.55	$0.30	$0.32	$0.42	$1.40	$1.30

Average common shares outstanding
Diluted	97,237	97,250	97,838	97,761	87,425	97,487	86,154
Additional common shares treating all convertible preferred shares as common[1]	11,250	11,250	11,250	11,250	—	11,250	—
Diluted, treating all convertible preferred shares as common[1]	108,487	108,500	109,088	109,011	87,425	108,737	86,154
Basic	96,269	96,438	96,840	96,816	86,619	96,514	85,398

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2026	2026	2026	2025	2025

Assets
Cash and due from banks	$188,512	$191,965	$201,308	$181,429	$173,954
Interest-bearing deposits with other banks	114,733	237,979	607,071	207,116	132,040
Total cash and cash equivalents	303,245	429,944	808,379	388,545	305,994

Time deposits with other banks	498	747	2,490	14,424	30,852

Debt Securities:
Securities available-for-sale (at fair value)	4,634,355	5,174,602	5,069,260	5,164,567	3,212,080
Securities held-to-maturity (at amortized cost)	552,982	564,067	576,155	586,178	598,604
Total debt securities	5,187,337	5,738,669	5,645,415	5,750,745	3,810,684

Loans held for sale	14,462	18,565	18,188	16,297	10,841

Loans	13,574,211	13,145,439	12,641,432	12,627,984	10,964,173
Less: Allowance for credit losses	(191,355)	(182,050)	(176,252)	(178,803)	(147,453)
Loans, net of allowance for credit losses	13,382,856	12,963,389	12,465,180	12,449,181	10,816,720

Bank premises and equipment, net	159,202	161,008	159,368	160,139	115,392
Goodwill	1,045,014	1,034,997	1,034,997	1,034,735	754,645
Other intangible assets, net	170,202	174,486	184,980	195,704	76,291
Bank owned life insurance	338,431	335,783	333,174	330,563	323,214
Net deferred tax assets	123,056	64,502	62,300	66,579	74,683
Other assets	469,063	437,982	430,676	435,419	357,588
Total Assets	$21,193,366	$21,360,072	$21,145,147	$20,842,331	$16,676,904

Liabilities
Deposits
Noninterest demand	$4,191,935	$4,216,499	$4,176,854	$3,897,985	$3,611,920
Interest-bearing demand	3,719,536	3,870,570	4,057,493	3,993,225	2,753,463
Savings	978,269	972,730	979,633	974,694	615,566
Money market	5,210,770	5,127,372	5,205,762	5,141,519	4,396,458
Time deposits	2,479,649	2,605,124	2,218,207	2,248,920	1,712,912
Total Deposits	16,580,159	16,792,295	16,637,949	16,256,343	13,090,319

Securities sold under agreements to repurchase	316,766	373,095	377,460	389,003	236,247
Federal Home Loan Bank and other borrowings	985,000	835,000	775,000	835,000	690,000
Long-term debt, net	112,985	112,910	112,836	112,761	107,464
Other liabilities	259,583	172,842	181,127	193,437	174,742
Total Liabilities	18,254,493	18,286,142	18,084,372	17,786,544	14,298,772

Convertible Preferred Stock	343,125	343,125	343,125	343,125	—

Shareholders' Equity
Common stock	9,888	9,878	9,878	9,873	8,864
Additional paid in capital	2,216,867	2,208,511	2,202,879	2,197,549	1,891,111
Retained earnings	692,658	653,623	614,853	603,793	590,384
Less: Treasury stock	(63,498)	(57,137)	(31,373)	(21,358)	(20,804)
Total Shareholders' Equity Before Accumulated Other Comprehensive Loss	2,855,915	2,814,875	2,796,237	2,789,857	2,469,555
Accumulated other comprehensive loss, net	(260,167)	(84,070)	(78,587)	(77,195)	(91,423)
Total Shareholders' Equity	2,595,748	2,730,805	2,717,650	2,712,662	2,378,132
Total Liabilities, Convertible Preferred Stock and Shareholders' Equity	$21,193,366	$21,360,072	$21,145,147	$20,842,331	$16,676,904

Common shares outstanding	96,734	96,823	97,665	97,928	87,856
Additional common shares treating all convertible preferred shares as common[1]	11,250	11,250	11,250	11,250	—
Total common shares outstanding, treating all convertible preferred shares as common	107,984	108,073	108,915	109,178	87,856

[1]Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands)	3Q'26	2Q'26	1Q'26	4Q'25	3Q'25

Credit Analysis
Net charge-offs	$5,391	$3,199	$3,312	$936	$3,208
Net charge-offs to average loans	0.16%	0.10%	0.11%	0.03%	0.12%

Allowance for credit losses	$191,355	$182,050	$176,252	$178,803	$147,453

Non-acquired loans at end of period	10,585,224	10,029,038	9,315,395	9,067,802	8,415,612
Acquired loans at end of period	2,988,987	3,116,401	3,326,037	3,560,182	2,548,561
Total Loans	$13,574,211	$13,145,439	$12,641,432	$12,627,984	$10,964,173

Total allowance for credit losses to total loans at end of period	1.41%	1.38%	1.39%	1.42%	1.34%
Purchase discount on acquired loans at end of period	3.88	3.98	3.99	4.04	3.86

End of Period
Nonperforming loans	$73,283	$86,540	$95,032	$72,001	$60,562
Other real estate owned	3,263	3,473	4,250	4,250	5,085
Total Nonperforming Assets	$76,546	$90,013	$99,282	$76,251	$65,647

Nonperforming Loans to Loans at End of Period	0.54%	0.66%	0.75%	0.57%	0.55%

Nonperforming Assets to Total Assets at End of Period	0.36	0.42	0.47	0.37	0.39

Loans	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Construction and land development	$946,988	$856,716	$745,362	$723,930	$616,475
Commercial real estate - owner occupied	2,177,048	2,121,853	2,021,885	2,043,625	1,898,704
Commercial real estate - non-owner occupied	4,485,279	4,237,563	4,178,003	4,254,992	3,766,541
Residential real estate	3,281,455	3,258,274	3,162,509	3,098,859	2,694,794
Commercial and financial	2,490,919	2,477,326	2,353,118	2,320,989	1,807,932
Consumer	192,522	193,707	180,555	185,589	179,727
Total Loans	$13,574,211	$13,145,439	$12,641,432	$12,627,984	$10,964,173

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES[1]						(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	3Q'26			2Q'26			3Q'25
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$5,190,690	$58,212	4.45%	$5,392,894	$59,051	4.39%	$3,644,261	$35,975	3.92%
Nontaxable	327,915	4,719	5.71	330,322	4,727	5.74	6,752	54	3.17
Total Securities	5,518,605	62,931	4.52	5,723,216	63,778	4.47	3,651,013	36,029	3.92

Federal funds sold	168,287	1,577	3.72	292,952	2,622	3.59	258,779	2,896	4.44
Interest-bearing deposits with other banks and other investments	165,698	2,026	4.85	178,126	2,194	4.94	166,683	1,884	4.48

Total Loans, net[2]	13,341,725	198,111	5.89	12,862,053	188,712	5.88	10,805,143	162,341	5.96

Total Earning Assets	19,194,315	264,645	5.47%	19,056,347	257,306	5.42%	14,881,618	203,150	5.42%

Allowance for credit losses	(183,480)			(177,763)			(144,051)
Cash and due from banks	194,192			187,161			166,884
Bank premises and equipment, net	161,111			160,756			114,719
Intangible assets	1,208,953			1,214,829			827,294
Bank owned life insurance	336,807			334,159			321,754
Other assets including deferred tax assets	395,196			350,290			317,799

Total Assets	$21,307,094			$21,125,779			$16,486,017

Liabilities, Convertible Preferred Stock & Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$3,807,997	$10,059	1.05%	$3,976,446	$11,108	1.12%	$2,671,750	$10,623	1.58%
Savings	977,608	1,536	0.62	976,058	1,300	0.53	617,479	1,111	0.71
Money market	5,220,359	33,900	2.58	5,124,668	31,793	2.49	4,362,662	31,393	2.85
Time deposits	2,541,031	21,650	3.38	2,324,117	18,663	3.22	1,826,068	16,341	3.55
Securities sold under agreements to repurchase	353,074	1,994	2.24	344,612	1,889	2.20	224,328	1,359	2.40
Federal Home Loan Bank and other borrowings	862,109	8,331	3.83	915,000	8,608	3.77	637,826	6,703	4.17
Long-term debt, net and other	112,941	1,821	6.40	112,867	1,795	6.38	107,372	1,714	6.33

Total Interest-Bearing Liabilities	13,875,119	79,291	2.27%	13,773,768	75,156	2.19%	10,447,485	69,244	2.63%

Noninterest demand	4,152,498			4,112,281			3,541,749
Other liabilities	208,520			164,252			151,550
Total Liabilities	18,236,137			18,050,301			14,140,784

Convertible preferred stock	343,125			343,125			—

Shareholders' equity	2,727,832			2,732,353			2,345,233

Total Liabilities, Convertible Preferred Stock & Equity	$21,307,094			$21,125,779			$16,486,017

Cost of deposits			1.60%			1.53%			1.81%
Cost of funds[3]			1.74			1.69			1.96
Interest expense as a % of earning assets			1.64			1.58			1.85
Net interest income as a % of earning assets		$185,354	3.83%		$182,150	3.83%		$133,906	3.57%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
[3]Total interest expense as a percentage of total interest-bearing liabilities and noninterest demand deposits.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES[1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$5,313,350	$173,842	4.37%	$3,362,823	$97,835	3.89%
Nontaxable	330,520	14,147	5.72	5,841	136	3.11
Total Securities	5,643,870	187,989	4.45	3,368,664	97,971	3.89

Federal funds sold	257,199	6,939	3.61	235,825	7,882	4.47
Interest-bearing deposits with other banks and other investments	177,487	6,364	4.79	136,760	4,858	4.75

Total Loans, net[2]	12,960,775	573,049	5.91	10,584,090	470,812	5.95

Total Earning Assets	19,039,331	774,341	5.44%	14,325,339	581,523	5.43%

Allowance for credit losses	(180,248)			(141,285)
Cash and due from banks	187,380			159,428
Bank premises and equipment, net	161,789			110,548
Intangible assets	1,216,400			808,564
Bank owned life insurance	334,184			314,700
Other assets including deferred tax assets	361,829			320,985

Total Assets	$21,120,665			$15,898,279

Liabilities, Convertible Preferred Stock & Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$3,923,032	$32,696	1.11%	$2,666,794	$31,941	1.60%
Savings	975,415	4,096	0.56	564,624	2,690	0.64
Money market	5,174,167	97,490	2.52	4,212,205	92,760	2.94
Time deposits	2,350,192	57,896	3.29	1,725,364	46,434	3.60
Securities sold under agreements to repurchase	348,772	5,736	2.20	203,943	3,930	2.58
Federal Home Loan Bank and other borrowings	874,832	25,368	3.88	582,565	18,584	4.27
Long-term debt, net and other	112,876	5,401	6.40	107,207	5,126	6.39

Total Interest-Bearing Liabilities	13,759,286	228,683	2.22%	10,062,702	201,465	2.68%

Noninterest demand	4,093,867			3,413,252
Other liabilities	184,227			151,036
Total Liabilities	18,037,380			13,626,990

Convertible preferred stock	343,125			—

Shareholders' equity	2,740,160			2,271,289

Total Liabilities, Convertible Preferred Stock & Equity	$21,120,665			$15,898,279

Cost of deposits			1.56%			1.85%
Cost of funds[3]			1.71			2.00
Interest expense as a % of earning assets			1.61			1.88
Net interest income as a % of earning assets		$545,658	3.83%		$380,058	3.55%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
[3]Total interest expense as a percentage of total interest-bearing liabilities and noninterest demand deposits.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2026	2026	2026	2025	2025

Customer Relationship Funding
Noninterest demand
Commercial	$3,358,568	$3,369,981	$3,328,553	$3,053,115	$2,933,228
Retail	675,411	665,430	676,152	672,779	508,204
Public funds	72,972	95,381	95,841	112,548	96,396
Other	84,984	85,707	76,308	59,543	74,092
Total Noninterest Demand	4,191,935	4,216,499	4,176,854	3,897,985	3,611,920

Interest-bearing demand
Commercial	1,551,480	1,573,655	1,627,444	1,534,289	1,586,997
Retail	1,977,618	2,019,505	2,126,907	2,047,462	976,318
Public funds	190,438	277,410	303,142	411,474	190,148
Total Interest-Bearing Demand	3,719,536	3,870,570	4,057,493	3,993,225	2,753,463

Total transaction accounts
Commercial	4,910,048	4,943,636	4,955,997	4,587,404	4,520,225
Retail	2,653,029	2,684,935	2,803,059	2,720,241	1,484,522
Public funds	263,410	372,791	398,983	524,022	286,544
Other	84,984	85,707	76,308	59,543	74,092
Total Transaction Accounts	7,911,471	8,087,069	8,234,347	7,891,210	6,365,383

Savings
Commercial	42,052	40,787	40,481	43,189	43,102
Retail	936,217	931,943	939,152	931,505	572,464
Total Savings	978,269	972,730	979,633	974,694	615,566

Money market
Commercial	2,527,339	2,444,562	2,396,144	2,334,255	2,303,584
Retail	2,490,837	2,493,658	2,609,435	2,584,398	1,898,375
Public funds	192,594	189,152	200,183	222,866	194,499
Total Money Market	5,210,770	5,127,372	5,205,762	5,141,519	4,396,458

Brokered time certificates	452,610	611,578	209,281	120,865	189,561
Time deposits	2,027,039	1,993,546	2,008,926	2,128,055	1,523,351
Total Time Deposits	2,479,649	2,605,124	2,218,207	2,248,920	1,712,912
Total Deposits	16,580,159	16,792,295	16,637,949	16,256,343	13,090,319

Securities sold under agreements to repurchase	316,766	373,095	377,460	389,003	236,247

Total customer funding[1]	$16,444,315	$16,553,812	$16,806,128	$16,524,481	$13,137,005

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'26	2Q'26	1Q'26	4Q'25	3Q'25	3Q'26	3Q'25

Net income	$59,868	$59,535	$31,895	$34,260	$36,467	$151,298	$110,618

Total noninterest income (loss)	31,602	27,778	(12,614)	28,631	23,818	46,766	70,519
Securities losses (gains), net	539	59	39,528	(84)	841	40,126	606
Total adjusted noninterest income	32,141	27,837	26,914	28,547	24,659	86,892	71,125
Total noninterest expense	133,325	123,110	122,171	130,546	101,987	378,606	284,314
Merger and integration costs	(15,506)	(8,358)	(8,536)	(18,142)	(10,808)	(32,400)	(14,281)
Adjusted noninterest expense	117,819	114,752	113,635	112,404	91,179	346,206	270,033
Income taxes	15,467	16,531	9,029	9,192	10,461	41,027	32,436
Tax effect of adjustments	4,067	2,133	12,182	4,577	2,952	18,382	3,773
Adjusted income taxes	19,534	18,664	21,211	13,769	13,413	59,409	36,209
Adjusted net income	71,846	65,819	67,777	47,741	45,164	205,442	121,732

Earnings per common share-diluted, as reported	0.55	0.55	0.29	0.31	0.42	1.39	1.28
Adjusted earnings per common share-diluted	$0.66	$0.61	$0.62	$0.44	$0.52	$1.89	$1.41

Average common shares-diluted	97,237	97,250	97,838	97,761	87,425	97,487	86,154
Average preferred shares, treating all convertible preferred shares as common	11,250	11,250	11,250	11,250	—	11,250	—
Average common shares-diluted, treating all convertible preferred shares as common	108,487	108,500	109,088	109,011	87,425	108,737	86,154

Adjusted noninterest expense	$117,819	$114,752	$113,635	$112,404	$91,179	$346,206	$270,033
Provision for credit losses on unfunded commitments	(150)	(150)	(150)	(812)	(150)	(450)	(450)
Other real estate owned expense and net (loss) gain on sale	(497)	(85)	(63)	29	346	(645)	97
Amortization of intangibles	(9,934)	(9,960)	(10,098)	(10,374)	(6,005)	(29,992)	(16,445)
Net adjusted noninterest expense	107,238	104,557	103,324	101,247	85,370	315,119	253,235
Average tangible assets	$20,098,141	$19,910,950	$19,699,325	$19,976,896	$15,658,723	$19,904,265	$15,089,715
Net adjusted noninterest expense to average tangible assets	2.12%	2.11%	2.13%	2.01%	2.16%	2.12%	2.24%

Net revenue	$214,957	$208,173	$163,856	$203,258	$157,286	$586,986	$449,368
Total adjustments to net revenue	539	59	39,528	(84)	841	40,126	606
Impact of FTE adjustment	1,999	1,755	1,684	1,617	438	5,438	1,209
Adjusted net revenue on a FTE basis	$217,495	$209,987	$205,068	$204,791	$158,565	$632,550	$451,183
Adjusted efficiency ratio	53.87%	54.54%	55.31%	54.50%	57.63%	54.56%	59.77%

Net interest income	$183,355	$180,395	$176,470	$174,627	$133,468	$540,220	$378,849
Impact of FTE adjustment	1,999	1,755	1,684	1,617	438	5,438	1,209
Net interest income including FTE adjustment	185,354	182,150	178,154	176,244	133,906	545,658	380,058
Total noninterest income (loss)	31,602	27,778	(12,614)	28,631	23,818	46,766	70,519
Total noninterest expense less provision for credit losses on unfunded commitments	133,175	122,960	122,021	129,734	101,837	378,156	283,864
Pre-tax pre-provision earnings	83,781	86,968	43,519	75,141	55,887	214,268	166,713
Total adjustments to noninterest income (loss)	539	59	39,528	(84)	841	40,126	606
Total adjustments to noninterest expense including other real estate owned expense and net (loss) gain on sale	16,003	8,443	8,599	18,113	10,462	33,045	14,184
Adjusted pre-tax pre-provision earnings	$100,323	$95,470	$91,646	$93,170	$67,190	$287,439	$181,503

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'26	2Q'26	1Q'26	4Q'25	3Q'25	3Q'26	3Q'25

Average assets	$21,307,094	$21,125,779	$20,924,927	$21,203,391	$16,486,017	$21,120,665	$15,898,279
Less average goodwill and intangible assets	(1,208,953)	(1,214,829)	(1,225,602)	(1,226,495)	(827,294)	(1,216,400)	(808,564)
Average tangible assets	$20,098,141	$19,910,950	$19,699,325	$19,976,896	$15,658,723	$19,904,265	$15,089,715

Return on average assets (ROA)	1.11%	1.13%	0.62%	0.64%	0.88%	0.96%	0.93%
Impact of other adjustments for adjusted net income	0.23	0.12	0.69	0.25	0.21	0.34	0.09
Adjusted ROA	1.34	1.25	1.31	0.89	1.09	1.30	1.02

ROA	1.11	1.13	0.62	0.64	0.88	0.96	0.93
Impact of removing average intangible assets and related amortization	0.22	0.22	0.19	0.19	0.16	0.21	0.16
Return on average tangible assets (ROTA)	1.33	1.35	0.81	0.83	1.04	1.17	1.09
Impact of other adjustments for adjusted net income	0.23	0.13	0.74	0.27	0.22	0.36	0.10
Adjusted ROTA	1.56	1.48	1.55	1.10	1.26	1.53	1.19

Return on average equity (ROE)	8.71	8.74	4.69	4.99	6.17	7.38	6.51
Impact of other adjustments for adjusted net income	1.74	0.92	5.27	1.96	1.47	2.64	0.65
Adjusted ROE	10.45%	9.66%	9.96%	6.95%	7.64%	10.02%	7.17%

Average shareholders' equity	$2,727,832	$2,732,353	$2,760,656	$2,724,208	$2,345,233	$2,740,160	$2,271,289
Average convertible preferred stock	343,125	343,125	343,125	343,125	—	343,125	—
Less average goodwill and intangible assets	(1,208,953)	(1,214,829)	(1,225,602)	(1,226,495)	(827,294)	(1,216,400)	(808,564)
Average tangible equity	$1,862,004	$1,860,649	$1,878,179	$1,840,838	$1,517,939	$1,866,885	$1,462,725

ROE	8.71%	8.74%	4.69%	4.99%	6.17%	7.38%	6.51%
Impact of adding convertible preferred stock and removing average intangible assets and related amortization	5.63	5.70	3.82	4.06	4.53	5.06	4.72
Return on average tangible equity (ROTE)	14.34	14.44	8.51	9.05	10.70	12.44	11.23
Impact of other adjustments for adjusted net income	2.55	1.35	7.75	2.91	2.28	3.88	1.02
Adjusted ROTE	16.89%	15.79%	16.26%	11.96%	12.98%	16.32%	12.25%

Loan interest income[1]	$198,111	$188,712	$186,227	$187,910	$162,341	$573,049	$470,812
Accretion on acquired loans	(8,493)	(8,901)	(12,094)	(10,645)	(9,543)	(29,488)	(28,347)
Loan interest income excluding accretion on acquired loans[1]	$189,618	$179,811	$174,133	$177,265	$152,798	$543,561	$442,465

Yield on loans[1]	5.89%	5.88%	5.96%	6.02%	5.96%	5.91%	5.95%
Impact of accretion on acquired loans	(0.25)	(0.27)	(0.39)	(0.34)	(0.35)	(0.30)	(0.36)
Yield on loans excluding accretion on acquired loans[1]	5.64%	5.61%	5.57%	5.68%	5.61%	5.61%	5.59%

Net interest income[1]	$185,354	$182,150	$178,154	$176,244	$133,906	$545,658	$380,058
Accretion on acquired loans	(8,493)	(8,901)	(12,094)	(10,645)	(9,543)	(29,488)	(28,347)
Net interest income excluding accretion on acquired loans[1]	$176,861	$173,249	$166,060	$165,599	$124,363	$516,170	$351,711

Net interest margin[1]	3.83%	3.83%	3.83%	3.66%	3.57%	3.83%	3.55%
Impact of accretion on acquired loans	(0.17)	(0.18)	(0.26)	(0.22)	(0.25)	(0.21)	(0.27)
Net interest margin excluding accretion on acquired loans[1]	3.66%	3.65%	3.57%	3.44%	3.32%	3.62%	3.28%

Securities interest income[1]	$62,931	$63,778	$61,279	$57,852	$36,029	$187,989	$97,971
Tax equivalent adjustment on securities	(1,202)	(1,204)	(1,188)	(1,114)	(10)	(3,594)	(25)
Securities interest income excluding tax equivalent adjustment	61,729	62,574	60,091	56,738	36,019	184,395	97,946

Loan interest income[1]	198,111	188,712	186,227	187,910	162,341	573,049	470,812
Tax equivalent adjustment on loans	(797)	(551)	(496)	(503)	(428)	(1,844)	(1,184)
Loan interest income excluding tax equivalent adjustment	197,314	188,161	185,731	187,407	161,913	571,205	469,628

Net interest income[1]	185,354	182,150	178,154	176,243	133,906	545,658	380,058
Tax equivalent adjustment on securities	(1,202)	(1,204)	(1,188)	(1,114)	(10)	(3,594)	(25)
Tax equivalent adjustment on loans	(797)	(551)	(496)	(503)	(428)	(1,844)	(1,184)
Net interest income excluding tax equivalent adjustments	$183,355	$180,395	$176,470	$174,626	$133,468	$540,220	$378,849

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.